Exhibit 99.1

Noodles & Company Announces First Quarter 2018 Financial Results

BROOMFIELD, Colo., May 10, 2018 (GLOBE NEWSWIRE) - Noodles & Company (Nasdaq: NDLS) today announced financial results for its first quarter ended April 3, 2018.
Key highlights for the first quarter of 2018 versus the same quarter a year ago include:

•
Total revenue decreased 5.3% to $110.5 million from $116.7 million, due primarily to the closure of 55 restaurants during the first quarter of 2017, partially offset by additional restaurant openings since the beginning of 2017.

•
Net loss was $3.6 million, or $0.09 loss per diluted share, compared to net loss of $26.8 million, and net loss attributable to common stockholders (further reduced by the accretion of the preferred stock to its redemption value) of $27.8 million, or $0.99 loss per diluted share in the first quarter of 2017. (1)

•	Adjusted EBITDA(2) increased 46.3% to $5.6 million from $3.8 million.

•	Restaurant contribution margin(1) increased 190 basis points to 12.9%.

•	Adjusted net loss (2) was $1.8 million, or $0.04 loss per diluted share, compared to adjusted net loss of $2.5 million, or $0.08 loss per diluted share.

•	Comparable restaurant sales decreased 0.2% system-wide, decreased 0.3% for company-owned restaurants and increased 0.9% for franchise restaurants.

•	One new company-owned restaurant opened in the first quarter of 2018.

______________________

(1)
In the first quarter of 2018, the Company recorded a $0.4 million impairment charge related to one restaurant and incurred $0.6 million of ongoing costs related to closed restaurants, primarily the restaurants that closed in the first quarter of 2017 and fourth quarter of 2015. In the first quarter of 2017, the company recorded $19.9 million of charges related to the closure of 55 restaurants, and $1.9 million of charges related to impairment of four restaurants.

(2)
Adjusted EBITDA, restaurant contribution margin, and adjusted net income (loss) are non-GAAP measures. Reconciliations of GAAP net income (loss) to adjusted EBITDA and adjusted net income (loss) and of GAAP operating income (loss) to restaurant contribution margin are included in the accompanying financial data. See “Non-GAAP Financial Measures.”

Dave Boennighausen, Chief Executive Officer of Noodles & Company, stated, “We are pleased with our performance in the first quarter, in which we continued to see sequential improvement in major metrics, resulting in a 46.3% increase in adjusted EBITDA versus the comparable quarter in the prior year. Comparable restaurant sales continued to improve and were nearly flat in the first quarter, despite an approximate 50 basis point (“bps”) negative impact due to the shift in the Easter holiday from the second quarter to first quarter of 2018. Exclusive of this shift, comparable restaurant sales were positive for the quarter. As momentum has built throughout the early stages of 2018, we continue to gain traction as we execute on our strategic roadmap.”

Paul Murphy, Executive Chairman of Noodles & Company, remarked, “Last week we launched several key initiatives that we believe will continue to drive improved financial results, including new, enhanced service procedures and processes that improve our execution of off-premise sales as well as allow our talented team members to better engage with guests. We are particularly excited that with this launch we became the first national fast-casual restaurant to offer Zucchini noodles. This low-calorie, low-carb option tastes great and affirms our position as the authority on noodles in the fast-casual space. The organization has made significant progress in recent quarters, and together we are excited about the opportunity to grow our sales through the nationwide introduction of Zoodles, our off-premise business and continued innovation around the core strengths of the brand.”
First Quarter 2018 Financial Results

Total revenue was $110.5 million in the first quarter of 2018, compared to $116.7 million in the first quarter of 2017. This decrease was due to the impact of closing 55 company-owned restaurants in the first quarter of 2017, partially offset by additional restaurant openings since the beginning of the first quarter of 2017. Average unit volumes (“AUVs”) for the quarter overall increased $13,000 compared to the first quarter of 2017. AUVs for the trailing twelve months were $1,080,000.

In the first quarter of 2018, comparable restaurant sales decreased 0.2% system-wide, decreased 0.3% for company-owned restaurants and increased 0.9% for franchise restaurants. Comparable sales in the quarter were negatively impacted approximately 50 bps by a shift in the timing of the Easter holiday.

One new company-owned restaurant opened and three restaurants closed system-wide in the first quarter of 2018, including two company-owned restaurants and one franchise restaurant. The Company had 476 restaurants at the end of the first quarter 2018, comprised of 411 company-owned and 65 franchise restaurants.

Loss from operations for the first quarter of 2018 improved 89.6% to $2.7 million, compared to a loss of $25.6 million in the first quarter of 2017. In the first quarter of 2018, the Company recorded a $0.4 million impairment charge related to one restaurant and incurred $0.6 million of ongoing costs related to closed restaurants, primarily the restaurants that closed in the first quarter of 2017 and fourth quarter of 2015. In the first quarter of 2017, the Company recorded $19.9 million of closure costs related to the 55 restaurants closed during the first quarter of 2017 and $1.9 million of charges related to impairment of four restaurants.

For the first quarter of 2018, the Company reported a net loss of $3.6 million, or $0.09 loss per diluted share, compared with a net loss of $26.8 million in the first quarter of 2017.

Restaurant contribution margin increased to 12.9% in the first quarter of 2018, compared to 11.0% in the first quarter of 2017. This increase was primarily due to the closure of underperforming restaurants in the first quarter of 2017, as well as labor savings initiatives and favorable commodity pricing during the first quarter of 2018. Exclusive of restaurant closures from 2017, restaurant contribution margin increased 20 bps relative to the first quarter of 2017.

Adjusted net loss was $1.8 million in the first quarter of 2018, compared to adjusted net loss of $2.5 million in the first quarter of 2017. Adjusted EBITDA increased to $5.6 million in the first quarter of 2018 from $3.8 million in the first quarter of 2017.

2018 Outlook

Based upon management’s current assessment following first quarter results, the Company is reiterating targets related to its 2018 performance. The following continues to be expected for the full year 2018:

•	Approximately one to five new restaurants system-wide, including one to four company-owned restaurants:

•	Total revenue of $440 million to $450 million;

•	Modestly positive comparable restaurant sales;

•	Restaurant contribution margin of 14.5% to 15.0%;

•	Adjusted EBITDA of $31.0 million to $33.0 million;

•	Adjusted diluted EPS of ($0.01) to $0.03; and

•	Capital expenditures of approximately $10.0 million

The Company believes that a quantitative reconciliation of the Company’s non-GAAP financial measures guidance to the most comparable financial measures calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require the Company to provide guidance for various reconciling items that are outside of the Company’s control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. A reconciliation of certain non-GAAP financial measures also would require the Company to predict the timing and likelihood of outcomes that determine future impairments and the tax benefit thereof. None of these measures, nor their probable significance, can be reliably quantified. These non-GAAP financial measures have limitations as analytical financial measures, as discussed below in the section entitled “Non-GAAP Financial Measures.” In addition, the guidance with respect to non-GAAP financial measures is a forward-looking statement, which by its nature involves risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statement, as discussed below in the section entitled “Forward-Looking Statements.”

Key Definitions
Average Unit Volumes - AUVs consist of the average annualized sales of all company-owned restaurants for the trailing 12 periods. AUVs are calculated by dividing restaurant revenue by the number of operating days within each time period and multiplying by the number of operating days we have in a typical year. This measurement allows management to assess changes in consumer traffic and per person spending patterns at our restaurants.
Comparable Restaurant Sales — represent year-over-year sales comparisons for the comparable restaurant base open for at least 18 full periods.
Restaurant Contribution and Restaurant Contribution Margin — restaurant contribution represents restaurant revenue less restaurant operating costs, which are costs of sales, labor, occupancy and other restaurant operating items. Restaurant contribution margin represents restaurant contribution as a percentage of restaurant revenue. Restaurant contribution and restaurant contribution margin are presented because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management also uses restaurant contribution and restaurant contribution margin as metrics to evaluate the profitability of incremental sales at our restaurants, restaurant performance across periods, and restaurant financial performance compared with competitors. See “Non-GAAP Financial Measures” below.
EBITDA and Adjusted EBITDA — EBITDA represents net income (loss) before interest expense, provision (benefit) for income taxes and depreciation and amortization. Adjusted EBITDA represents net income (loss) before interest expense, provision (benefit) for income taxes, depreciation and amortization, restaurant impairments, closure costs and asset disposals, certain litigation settlements, non-recurring registration and related transaction costs, severance costs and stock-based compensation. EBITDA and Adjusted EBITDA are presented because: (i) management believes they are useful measures for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and restaurant impairments, asset disposals and closure costs, and (ii) management uses them internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare performance to that of competitors. See “Non-GAAP Financial Measures” below.
Adjusted Net Income (Loss) — represents net income (loss) plus various adjustments and the tax effects of such adjustments. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding the Company’s performance, excluding the impact of special items that affect the comparability of results in past quarters and expected results in future quarters. See “Non-GAAP Financial Measures” below.

Conference Call
Noodles & Company will host a conference call to discuss its first quarter financial results on Thursday, May 10, 2018 at 4:30 PM Eastern Time. The conference call can be accessed live over the phone by dialing (877) 303-1298 or for international callers by dialing (253) 237-1032. A replay will be available after the call and can be accessed by dialing (855) 859-2056 or for international callers by dialing (404) 537-3406; the passcode is 1339149. The replay will be available until Thursday, May 17, 2018. The conference call will also be webcast live from the Company’s corporate website at investor.noodles.com, under the “Events & Presentations” page. An archive of the webcast will be available at this location shortly after the call has concluded until Thursday, May 17, 2018.
Non-GAAP Financial Measures
To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses the following non-GAAP financial measures: EBITDA, adjusted EBITDA, adjusted net income (loss), adjusted earnings (loss) per share, restaurant contribution and restaurant contribution margin (collectively, the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or to be superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding the Company’s operating performance excluding the impact of restaurant impairment and closure costs, dead deal or registration statement costs, severance costs and stock-based compensation expense and the tax effect of such adjustments. However, the Company recognizes that non-GAAP financial measures have limitations as analytical financial measures. The Company compensates for these limitations by relying primarily on its GAAP results and using non-GAAP metrics only supplementally. There are numerous of these limitations, including that: adjusted EBITDA does not reflect the Company’s capital expenditures or future requirements for capital expenditures; adjusted EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments, associated with our indebtedness; adjusted EBITDA does not reflect depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, and do not reflect cash requirements for such replacements; adjusted EBITDA does not reflect the cost of stock-based compensation; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted net income (loss) does not reflect cash expenditures, or future requirements, for lease termination payments and certain other expenses associated with reduced new restaurant development; and restaurant contribution and restaurant contribution margin are not reflective of the underlying performance of our business because corporate-level expenses are excluded from these measures. When analyzing the Company’s operating performance, investors should not consider non-GAAP financial metrics in isolation or as substitutes for net income (loss) or cash flow from operations, or other statement of operations or cash flow statement data prepared in accordance with GAAP. The non-GAAP financial measures used by the Company in this press release may be different from the measures used by other companies.
For more information on the non-GAAP financial measures, please see the “Reconciliation of Non-GAAP Measurements to GAAP Results” tables in this press release. These accompanying tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

About Noodles & Company
Noodles & Company is a fast-casual restaurant chain where globally inspired dishes come together to create a World Kitchen. Recognized by Parents Magazine as a Top Family Friendly Restaurant and Health Magazine as one of America’s Healthiest Fast Food Restaurants, Noodles & Company is a restaurant where Japanese Pan Noodles rest comfortably next to Penne Rosa and Wisconsin Mac & Cheese, but where world flavors don’t end at just noodles. Inspired by some of the world’s most celebrated flavor combinations, Noodles & Company’s menu offers soups, salads and shareables, too. Everything is made fresh to order, just as you like it, using quality ingredients. Dishes are delivered to the table allowing guests time to sit and relax or grab a quick bite.
Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties such as the number of restaurants we intend to open, projected capital expenditures and estimates of our effective tax rates. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on currently available operating, financial and competitive information. Examples of forward-looking statements include all matters that are not historical facts, such as statements regarding estimated costs associated with our closure of underperforming restaurants, the implementation and results of strategic initiatives and our future financial performance. Our actual results may differ materially from those anticipated in these forward-looking statements due to reasons including, but not limited to, our ability to achieve and maintain increases in comparable restaurant sales and to successfully execute our business strategy, including new restaurant initiatives and operational strategies to improve the performance of our restaurant portfolio; our ability to maintain compliance with debt covenants and continue to access financing necessary to execute our business strategy; costs associated with our data security incident, including losses associated with settling payment card networks’ expected claims; the success of our marketing efforts; our ability to open new restaurants on schedule; current economic conditions; price and availability of commodities; our ability to adequately staff our restaurants; changes in labor costs; consumer confidence and spending patterns; consumer reaction to industry related public health issues and perceptions of food safety; seasonal factors; and weather. For additional information on these and other factors that could affect the Company’s forward-looking statements, see the Company’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC, included in our Annual Report on Form 10-K for the fiscal year ended January 2, 2018 filed on March 15, 2018. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as may be required by applicable law or regulation.

Noodles & Company
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended
	April 3, 2018	April 4, 2017
Revenue:
Restaurant revenue	$109,613	$115,527
Franchising royalties and fees	913	1,188
Total revenue	110,526	116,715
Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Cost of sales	29,256	32,087
Labor	36,572	39,594
Occupancy	12,763	14,001
Other restaurant operating costs	16,898	17,147
General and administrative	10,268	10,666
Depreciation and amortization	5,820	6,267
Pre-opening	47	545
Restaurant impairments, closure costs and asset disposals	1,580	22,054
Total costs and expenses	113,204	142,361
Loss from operations	(2,678)	(25,646)
Interest expense, net	1,138	1,008
Loss before income taxes	(3,816)	(26,654)
(Benefit) provision for income taxes	(241)	191
Net loss	(3,575)	(26,845)
Accretion of preferred stock to redemption value	—	(965)
Net loss attributable to common stockholders	$(3,575)	$(27,810)
Loss per share of Class A and Class B common stock, combined:
Basic	$(0.09)	$(0.99)
Diluted	$(0.09)	$(0.99)
Weighted average shares of Class A and Class B common stock outstanding, combined:
Basic	41,128,473	28,073,333
Diluted	41,128,473	28,073,333

Noodles & Company
Condensed Consolidated Statements of Operations as a Percentage of Revenue
(unaudited)

	Fiscal Quarter Ended
	April 3, 2018	April 4, 2017
Revenue:
Restaurant revenue	99.2%	99.0%
Franchising royalties and fees	0.8%	1.0%
Total revenue	100.0%	100.0%
Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below): (1)
Cost of sales	26.7%	27.8%
Labor	33.4%	34.3%
Occupancy	11.6%	12.1%
Other restaurant operating costs	15.4%	14.8%
General and administrative	9.3%	9.1%
Depreciation and amortization	5.3%	5.4%
Pre-opening	—%	0.5%
Restaurant impairments, closure costs and asset disposals	1.4%	18.9%
Total costs and expenses	102.4%	122.0%
Loss from operations	(2.4)%	(22.0)%
Interest expense, net	1.0%	0.9%
Loss before income taxes	(3.5)%	(22.8)%
(Benefit) provision for income taxes	(0.2)%	0.2%
Net loss	(3.2)%	(23.0)%
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(1)	As a percentage of restaurant revenue.

Noodles & Company
Consolidated Selected Balance Sheet Data and Selected Operating Data
(in thousands, except restaurant activity, unaudited)

	As of
	April 3, 2018	January 2, 2018
Balance Sheet Data
Total current assets	$19,994	$22,058
Total assets	179,337	185,233
Total current liabilities	38,557	43,869
Total long-term debt	62,871	57,624
Total liabilities	147,930	149,372
Total stockholders’ equity	31,407	35,861

	Fiscal Quarter Ended
	April 3, 2018	January 2, 2018	October 3, 2017	July 4, 2017	April 4, 2017
Selected Operating Data
Restaurant Activity:
Company-owned restaurants at end of period	411	412	413	413	409
Franchise restaurants at end of period	65	66	66	73	73
Revenue Data:
Company-owned average unit volumes	$1,080	$1,072	$1,066	$1,065	$1,067
Franchise average unit volumes	$1,081	$1,066	$1,062	$1,061	$1,065
Company-owned comparable restaurant sales	(0.3)%	(0.9)%	(3.8)%	(3.9)%	(2.5)%
Franchise comparable restaurant sales	0.9%	(0.9)%	(1.6)%	(0.4)%	1.1%
System-wide comparable restaurant sales	(0.2)%	(0.9)%	(3.5)%	(3.4)%	(2.0)%

Reconciliations of Non-GAAP Measurements to GAAP Results

Noodles & Company
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
(in thousands, unaudited)

	Fiscal Quarter Ended
	April 3, 2018	April 4, 2017
Net loss	$(3,575)	$(26,845)
Depreciation and amortization	5,820	6,267
Interest expense, net	1,138	1,008
(Benefit) provision for income taxes	(241)	191
EBITDA	$3,142	$(19,379)
Restaurant impairments, closure costs and asset disposals	1,580	22,054
Fees and costs related to the registration statement and related transactions	—	639
Severance costs	278	203
Stock-based compensation expense	580	298
Adjusted EBITDA	$5,580	$3,815
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EBITDA and adjusted EBITDA are supplemental measures of operating performance that do not represent and should not be considered as alternatives to net income (loss) or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. These measures are presented because we believe that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for evaluating our ongoing results of operations.
EBITDA is calculated as net income (loss) before interest expense, provision (benefit) for income taxes and depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to reflect the eliminations shown in the table above.
EBITDA and adjusted EBITDA are presented because: (i) we believe they are useful measures for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and restaurant impairments, closure costs and asset disposals and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.

Noodles & Company
Reconciliation of Net Loss to Adjusted Net Loss
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended
	April 3, 2018	April 4, 2017
Net loss	$(3,575)	$(26,845)
Restaurant impairments and closure costs (a)	1,081	21,665
Fees and costs related to the registration statement and related transactions (b)	—	639
Severance costs (c)	278	203
Tax adjustments, net (d)	411	1,848
Adjusted net loss	$(1,805)	$(2,490)

Loss per share of Class A and Class B common stock, combined:
Basic	$(0.09)	$(0.99)
Diluted	$(0.09)	$(0.99)
Adjusted loss per Class A and Class B common stock, combined (e)
Basic	$(0.04)	$(0.08)
Diluted	$(0.04)	$(0.08)
Weighted average Class A and Class B common stock outstanding, combined (e)
Basic	41,128,473	30,643,750
Diluted	41,128,473	30,643,750
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Adjusted net income (loss) is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted net income (loss) as net income (loss) plus the impact of adjustments and the tax effects of such adjustments. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding our performance, excluding the impact of special items that affect the comparability of results in past quarters to expected results in future quarters. Adjusted net income (loss) as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted net income (loss) should not be construed as an inference that our future results will be unaffected by excluded or unusual items. Our management uses this non-GAAP financial measure to analyze changes in our underlying business from quarter to quarter based on comparable financial results.

(a)
Reflects the adjustment to eliminate the impact of closure costs and impairing restaurants during the first quarter of 2018 and 2017. The first quarter of 2018 includes the ongoing closure costs of the 55 restaurants closed in the first quarter of 2017 and the impairment of one restaurant. The first quarter of 2017 includes the closure costs related to the 55 restaurants closed in the first quarter of 2017 and the impairment of four restaurants. Both quarters include the ongoing closure costs of restaurants closed in the fourth quarter of 2015. These expenses are included in the “Restaurant impairments, closure costs and asset disposals” line in the Condensed Consolidated Statements of Operations.

(b)	Reflects the adjustment to eliminate the expenses related to the registration statement the Company filed in the first quarter of 2017, which registration statement was later withdrawn.

(c)	Reflects the adjustment to eliminate the severance costs from department structural changes.

(d)	Reflects the adjustment to normalize the impact of the valuation allowance that affects our annual effective tax rate and the tax impact of the other adjustments discussed in (a) through (c) above.

(e)	Adjusted per share amounts are calculated by dividing adjusted net loss by the basic and diluted weighted average shares outstanding.

Noodles & Company
Reconciliation of Operating Loss to Restaurant Contribution
(in thousands, unaudited)

	Fiscal Quarter Ended
	April 3, 2018	April 4, 2017
Loss from operations	$(2,678)	$(25,646)
Less: Franchising royalties and fees	913	1,188
Plus: General and administrative	10,268	10,666
Depreciation and amortization	5,820	6,267
Pre-opening	47	545
Restaurant impairments, closure costs and asset disposals	1,580	22,054
Restaurant contribution	$14,124	$12,698

as a percentage of restaurant revenue	12.9%	11.0%
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Restaurant contribution represents restaurant revenue less restaurant operating costs, which are the cost of sales, labor, occupancy and other operating items. Restaurant contribution margin represents restaurant contribution as a percentage of restaurant revenue. Restaurant contribution and restaurant contribution margin are non-GAAP measures that are neither required by, nor presented in accordance with GAAP, and the calculations thereof may not be comparable to similar measures reported by other companies. These measures are supplemental measures of the operating performance of our restaurants and are not reflective of the underlying performance of our business because corporate-level expenses are excluded from these measures.

Restaurant contribution and restaurant contribution margin have limitations as analytical tools, and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Management does not consider these measures in isolation or as an alternative to financial measures determined in accordance with GAAP. However, management believes that restaurant contribution and restaurant contribution margin are important tools for investors and other interested parties because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management also uses these measures as metrics to evaluate the profitability of incremental sales at our restaurants, restaurant performance across periods, and restaurant financial performance compared with competitors.